         EXHIBIT 21.1

         SUBSIDIARIES


ACL Piping, Inc.
Associate Valve, Inc.
B.F. Shaw, Inc.
C.B. P. Engineering Corp.
Cojafex B.V.
Connex Pipe Systems, Inc.
Eagle Industries, Inc.
FCI Canada
IRM/NAPTech Joint Venture, L.L.C.
Lone Star Fabricators, Inc.
Manufacturas Shaw South America, C. A.
NAPTech PS Corp.
National Fabricators, Inc.
d/b/a Shaw Process Fabricators
Pipework Engineering & Development (PE&D)
Prospect Industries (Holdings) Inc.
Prospect Industries Overseas, Ltd.
SAON Properties, Inc.
Secorp, Inc.
Aiton, Ltd.
d/b/a Shaw Aiton, Ltd.
Aiton Australia Pty Limited
d/b/a Shaw Aiton Australia Pty Limited
Shaw Alloy Piping Products, Inc.
Shaw Asia Company, Ltd.
Shaw Bagwell, Inc.
Shaw Constructors, Inc.
Shaw Dunn, Ltd.
Shaw Energy Services, Inc.
Shaw FCI Pipe Support Sales, Inc.
Shaw Fabricators, Inc.
Shaw Fronek A/DE, Inc.
Shaw Fronek Engineering & Consulting, Inc.
Shaw Fronek Fabrication, Inc.
Shaw Fronek Power Services, Inc.
Shaw Fronek REN s.r.o.
d/b/a Shaw Fronek REN s.r.o.
Shaw FVF, Inc.
Shaw Group International, Inc.
Shaw Group of California
Shaw Group U. K. 1997 Pension Scheme, Ltd.
Shaw Group U. K. Holdings, Ltd.
Shaw Group U. K. Pension Plans, Ltd.
Shaw Group U.K. (Projects) Ltd.
Shaw Heat Treating Service, C. A.
Shaw Holdings South America, C.A.
Shaw Industrial Supply Co., Inc.
Shaw International, Inc.
Shaw Lancas, C.A.
Shaw Maintenance, Inc.
Shaw Managed Services, Inc.
Shaw Manufacturing & Services, Inc.
Shaw NAPTech, Inc.
Shaw Nass Middle East, W.L.L.
Shaw Overseas (Cayman) Ltd.
Shaw Overseas (Far East), Ltd.
Shaw Pipe Shields, Inc.
Shaw Process Fabricators, Inc.
Shaw Power Services, Inc.
Shaw Process & Industrial Group, Inc.
Shaw Services & Depot
Shaw Sunland Fabricators, Inc.
Shaw Trading FSC, Ltd.
Shaw Word Industries Fabricators, Inc.
The Shaw Group Inc.
Welding Technology & Supply, Inc.
World Industrial Constructors, Inc.
Worldwide Industrial Constructors Inc.